Exhibit 99.9
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials volume in metric tons)

Metric Tons (in thousands)*

	2009	2010	2011	2012	2013
January	37.0	40.3	41.6	45.6	44.2
February	33.3	40.3	38.5	45.5	42.2
March	34.5	44.6	45.1	49.4	45.1
April	34.4	47.9	42.2	41.1
May	34.8	46.6	43.7	46.1
June	39.4	49.5	43.0	46.2
July	37.6	44.2	38.0	42.3
August	33.5	43.5	39.0	47.1
September	40.7	51.1	38.3	43.2
October	40.1	44.5	47.2	46.6
November	37.9	45.5	46.6	42.0
December	33.4	34.4	43.6	36.0

12 Month Rolling Average (in thousands)*

	2009	2010	2011	2012	2013
January	45.1	36.7	44.5	42.6	44.1
February	44.0	37.2	44.3	43.1	43.9
March	43.1	38.1	44.4	43.5	43.5
April	42.1	39.2	43.9	43.4
May	41.1	40.2	43.7	43.6
June	40.4	41.0	43.1	43.9
July	39.0	41.6	42.6	44.2
August	38.0	42.4	42.2	44.9
September	37.1	43.3	41.2	45.3
October	36.3	43.6	41.4	45.3
November	36.1	44.3	41.5	44.9
December	36.4	44.4	42.2	44.3

*NOTE:  On November 30, 2010, the Casting Solutions business was contributed into an expanded joint venture with Süd-Chemie and is no longer reflected in these numbers from December 2010 moving forward.  All information presented subsequent to September 2011 includes activity related to ISP's Elastomers business that was acquired on August 23, 2011.